Exhibit 9(i) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K
                                   STAR FUNDS

                       SHAREHOLDER RECORDKEEPING AGREEMENT

This Agreement (the "Agreement") is made as of the 26th day of January 1998 by and between the Star Funds, an open-end management investment company established as a Massachusetts business trust under a Declaration of Trust dated January 23, 1989, having its principal office at 425 Walnut Street, Cincinnati, Ohio 45202 (the "Trust"), on behalf of the portfolios (individually referred to herein as a "Fund" and collectively as "Funds") of the Trust, and Star Bank, N.A., a national banking association having its principal office at 425 Walnut Street, Cincinnati, Ohio 45202 (the "Agent").

WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), with authorized and issued shares of beneficial interests ("Shares"); and

WHEREAS, the Trust desires to retain the Agent to provide certain shareholder recordkeeping services including services as transfer agent, dividend disbursing agent, and agent in connection with any accumulation, open-account or similar plans including without limitation any periodic investment plan or periodic withdrawal program, provided to the shareholders (the "Shareholders") of each of the Funds, including any classes of shares issued by any Fund ("Classes"); and

WHEREAS, the Agent desires to accept such appointment;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                         DOCUMENTS PROVIDED BY THE TRUST

A. Contemporaneously with the appointment of the Agent under this Agreement, the Trust shall provide to the Agent the following documents:

     (1) A copy of the Charter and By-Laws of the Trust and all amendments thereto;

     (2) A copy of the resolution of the Board authorizing this Agreement;

     (3) All account application forms and other documents relating to Shareholder accounts; and

     (4) A copy of the current prospectus ("Prospectus") and Statement of Additional Information for each Fund.

B. The Trust will also furnish from time to time the following documents;



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     (1) Each resolution of the Board of the Trust authorizing the original issuance of each Fund's and/or Class's Shares;

     (2) Each registration statement filed with the SEC and amendments thereto and orders relating thereto in effect with respect to the sale of Shares of any Fund and/or Class;

     (3) A certified copy of each amendment to the Declaration of Trust and the By-Laws of the Trust;

     (4) Certified copies of each resolution of the Board authorizing officers to give Proper Instructions to the Agent;

     (5) Revisions to the Prospectus and Statement of Additional Information for each Fund; and

     (6)  Such other certificates, documents or opinions which the Agent may, in
          its   discretion,   deem   necessary  or  appropriate  in  the  proper
          performance of its duties.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

A.   Representations and Warranties of the Agent

     The Agent represents and warrants to the Trust that:

     (1) It is a national banking association organized and existing in good standing under the laws of the United States.

     (2) It is duly authorized to enter into this Agreement and to perform its obligations under this Agreement.

     (3) It is in good standing as a registered transfer agent pursuant to
Section 17A(c)(1) of the Securities and Exchange Act of 1934, as amended.

     (4) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

B.   Representations and Warranties of the Trust

     The Trust represents and warrants to the Agent that;

     (1) It is an open-end management investment company registered under the 1940 Act and is duly organized and existing in good standing under the laws of the Commonwealth of Massachusetts;



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     (2) It is authorized under applicable laws and all corporate proceedings required by its Charter and By-Laws have been taken to authorize it to enter into and perform its obligations under this Agreement; and

     (3) A registration statement under the 1933 Act will be effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of each Fund being offered for sale.

                                                                     ARTICLE III
                                                                    INSTRUCTIONS

As used throughout this Agreement, a "Proper Instruction" means a writing signed by one or more person or persons as the Trust's Board of Trustees (the "Board") shall have from time to time designated. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be deemed to be Proper Instructions if (a) the Agent reasonably believes them to have been given by a person authorized in Proper Instructions to give such instructions with respect to the transaction involved, and (b) the Trust promptly causes such oral instructions to be confirmed in writing. Proper Instructions may include communications effected directly between electronic devices provided that the Trust and the Agent are satisfied that such procedures afford adequate safeguards for the Trust's assets. Proper Instructions may only be amended in writing.

ARTICLE IV
DUTIES OF THE AGENT

The Agent shall perform all of the customary services of a transfer agent including, but not limited to, the following services in accordance with Proper Instructions as may be provided from time to time by the Trust as to any Fund:

A.   Purchases

     (1) The Agent shall receive orders (including any standing orders pursuant to any systematic investment plan) and payment for the purchase of Shares and promptly shall deliver such payment and appropriate documentation to the custodian of the relevant Fund, (the "Custodian"). The Agent shall notify the Fund's portfolio accountant (the "Fund Accountant") and the Custodian on a daily basis of the total amount of orders and payments so received and delivered.

     (2) Pursuant to purchase orders or requests for exchanges between Funds and in accordance with the Fund's current Prospectus, the Agent shall compute and issue the appropriate number of Shares of each Fund/and or Class and hold such Shares in the appropriate Shareholder accounts.

     (3) In the event that any check or other order for the purchase of Shares of a Fund is returned unpaid for any reason, the Agent shall debit the Share account of the Shareholder by the number of Shares that had been credited to its account upon receipt of the check or other order, promptly mail a debit advice to the Shareholder, and notify the Fund of its action. In the event that the amount paid for such Shares exceeds proceeds of the redemption of such Shares plus the amount of any dividends paid with respect to such Shares, the Fund or its distributor will reimburse the Agent for the amount of such excess.

B.   Dividends/Distributions

     (1) Upon notification by the Trust of the declaration of any distribution to Shareholders, the Agent shall act as Dividend Disbursing Agent for the Fund in accordance with the provisions of this Agreement and the then-current Prospectus of the Fund. The Agent shall prepare and mail or credit income, capital gain, or any other payment to Shareholders. If a Shareholder is entitled to receive additional Shares by virtue of any such distribution or dividend, appropriate credits shall be made to the Shareholder's account.

     (2) As the Dividend Disbursing Agent, the Agent shall, on or before the payment date of any such distribution, notify the Custodian and the Fund Accountant of the amount required to pay any portion of said distribution which is payable in cash and request the Custodian to make available sufficient funds for the case amount to the paid.

     (3) The Agent shall reconcile the amounts so requested and the amounts actually received with the Custodian on a daily basis.

C.   Redemptions and Transfers

     (1) The Agent shall receive redemption requests and redemption directions (including any standing instructions pursuant to a systematic withdrawal plan and requests for exchanges between funds) and, if such requests comply with the procedures described in the Fund's Prospectus or set forth in Proper Instructions, deliver notification of amounts needed to fund such redemptions to the Custodian and the Fund Accountant. The Agent shall also notify the Trust on a daily basis of the total amount of redemption requests processed and moneys paid to the Agent by the Custodian for redemptions.

     (2) At the appropriate time upon receiving redemption proceeds from the Custodian with respect to any redemption, the Agent shall pay or cause to be paid the redemption proceeds in the manner instructed by the redeeming Shareholder, pursuant to procedures described in the then-current Prospectus of the Fund.

     (3) If any request for redemption does not comply with the procedures for redemption approved by the Fund, the Agent shall promptly notify the Shareholder of such fact, together with the reason therefor, and shall effect such redemption at the price applicable to the date and time of receipt of documents complying with said procedures.

     (4) The Agent shall effect transfers of Shares by the registered owners thereof.



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     (5)  The Agent shall identify and process  abandoned  accounts and uncashed checks for state escheat requirements on an annual basis and report such actions to the Fund.

D.   Recordkeeping

     (1) The Agent shall record the issuance of Shares of each Fund and maintain pursuant to applicable rules of the Securities and Exchange Commission (the "SEC") a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Agent shall also provide the Fund on a regular basis, or upon reasonable request, the total number of Shares that are issued and outstanding, but shall have no obligation when recording the issuance of Shares, except as otherwise set forth herein, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Funds.

     (2) The Agent shall establish and maintain records pursuant to applicable rules of the SEC relating to the services to be performed hereunder in the form and manner as agreed to by the Trust including, but not limited to, a record for each Shareholder's account of the following:

      (a) Name, address and taxpayer identification number (and whether such number has been certified);

      (b)   Number of Shares held;

      (c)Historical information regarding the account, including dividends paid and date and price for all transactions (subject to the record retention standards described in this Agreement);

      (d) Any stop or restraining order placed against the account;

      (e) Information with respect to tax withholding status of an account whether foreign or domestic;

      (f)Any dividend reinvestment order, plan application, dividend address and correspondence relating to the current maintenance of the account;

      (g) Any information required in order for the Agent to perform the calculations contemplated or required by this Agreement.

     (3) The Agent shall preserve any such records required to be maintained pursuant to the rules of the SEC for the periods prescribed in said rules as specifically noted below. Such record retention shall be at the expense of the Agent, and such records may be inspected by the Trust at reasonable times. The Agent may, at its option at any time, and shall forthwith upon the Trust's demand, turn over to the Trust and cease to retain in the Agent's files, records and documents created and maintained by the Agent pursuant to this Agreement, which are no longer needed by the Agent in performance of its services or for its protection.

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If       not so turned over to the Trust, such records and documents will be retained by the Agent for six years from the year of creation, during the first two of which such documents will be in readily accessible form. At the end of the six year period, such records and documents will either be turned over to the Trust or destroyed in accordance with Proper Instructions.

E.   Confirmations/Reports

     (1) The Agent shall furnish to the Trust periodically the following information:

      (a)   Share purchase and sale activity;

      (b) Cash paid and shares issued pursuant to a declaration of a dividend or a distribution;

      (c)The total number of Shares issued and outstanding in each state for "blue sky" purposes as determined according to Proper Instructions delivered from time to time by the Fund to the Agent;

      (d)   Shareholder lists and statistical information;

      (e)Payments to third parties relating to distribution agreements, allocations of sales loads, redemption fees, or other transaction related or sales related payments;

      (f) Such other information as may be agreed upon from time to time.

     (2) The Agent shall prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and, if required, mail to Shareholders, such notices or reporting of dividends and distributions paid as are required to be so filed and mailed and shall withhold such sums as are required to be withheld under applicable federal and state income tax laws, rules and regulations.

     (3) The Agent shall prepare and mail confirmation statements to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts. The Agent shall also mail periodic activity statements to Shareholders.

     (4) Upon receipt of Proper Instructions from the Trust, the Agent shall monitor the total number of Shares of each Fund and/or Class sold in each state ("blue sky reporting"). The Trust shall by Proper Instructions (i) identify to the Agent those transactions and assets to be treated as exempt from the blue sky reporting for each state and
         (ii) verify the classification of transactions for each state prior to activation and thereafter monitor the daily activity for each state. The responsibility of the Agent for each Fund's state blue sky registration status is limited solely to the recording of the initial classification of transactions or accounts with regard to blue sky compliance and the reporting of such transactions and accounts to the Trust.


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     (5) The Agent shall prepare Shareholder meeting lists, mail proxy cards and other material supplied to it by the Fund in connection with Shareholder meetings of each Fund; receive, examine and tabulate returned proxies, and certify the vote of the Shareholders.

     (6) The Agent shall send to the Trust any report received on the systems of internal accounting control of the Agent, or its agents or sub-custodians, as the Trust may reasonably request from time to time.

     (7) Upon receipt of Proper Instructions from the Trust, the Agent shall mail to the Shareholders Prospectuses, Annual Reports and other information provided by the Trust.

F.   Other Duties

     (1) The Agent shall answer correspondence from Shareholders relating to their Share accounts and such other correspondence as may from time to time be addressed to the Agent;

     (2) The Agent shall establish and maintain facilities and procedures for safekeeping of check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of such forms and devices.

ARTICLE V
DUTIES OF THE TRUST

A.   Compliance

     The Trust assumes full responsibility for the preparation, contents and distribution of its own Prospectuses and for complying with all applicable requirements of the Securities Act of 1933, as amended (the "1933 Act") , the 1940 Act and any laws, rules and regulations of government authorities having jurisdiction over its activities.

B.   Distributions

     The Trust shall furnish to the Agent a copy of the resolution of the Board, either (i) setting forth the date of the declaration of any dividend or distribution in respect of shares of any Fund, the date of payment thereof, the record date as of which Fund Shareholders entitled to payment shall be determined, the amount payable per share to Fund Shareholders of record as of that date, and the total amount to be paid by the Agent on the payment date, or
(ii) authorizing the declaration of dividends and distributions in respect of shares of a Fund on a daily basis and authorizing the Agent to rely on Proper Instructions setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which Fund Shareholders entitled to payment shall be determined, the amount payable per share to Fund Shareholders of record as of that date, and the total amount to be paid by the Agent on the payment date.


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C.   Fees and Expenses

     (1) For performance by the Agent pursuant to this Agreement, the Trust agrees to pay the Agent an annual fee as agreed upon between the parties and as may be amended from time to time. Such fees may be changed from time to time subject to written agreement between the Trust and the Agent. Pursuant to information in the Fund Prospectus or other information or instructions from the Fund, the Agent may sub-divide any Fund into Classes or other sub-components for recordkeeping purposes.

     (2) In addition to the fee paid for services rendered pursuant to this Agreement, the Trust agrees to reimburse the Agent for out-of-pocket expenses incurred or advances made by the Agent for the items agreed upon between the parties, as may be amended from time to time. In addition, any other expenses incurred by the Agent at the request or with the consent of the Trust, will be reimbursed by the appropriate Fund.

     (3) The fee and out-of-pocket expenses shall be paid to the Agent no less frequently than monthly, and shall be paid daily upon the request of the Agent. The Agent will maintain detailed information about the compensation and out-of-pocket expenses by Fund and Class.

     (4) Any schedule of compensation agreed to hereunder, as may be adjusted from time to time, shall be dated and signed by a duly authorized officer of the Trust and a duly authorized officer of the Agent.

ARTICLE VI
STANDARDS OF CARE AND INDEMNIFICATION

A.   Standards of Care

The Agent shall be held to a standard of reasonable care in carrying out the provisions of this Agreement. The Agent shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence.

B.   Indemnification by Trust

     (1) The Agent shall not be responsible for and the Trust shall indemnify and hold the Agent, including its officers, directors, shareholders and their agents, employees and affiliates, harmless against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:



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      (a) The acts or omissions of any Custodian, Adviser, Sub-adviser or any other party contracted by or approved by the Trust.

      (b) The reliance on or use by the Agent or its agents or subcontractors of information, records and documents in proper form which

         (i) are received by the Agent or its agents or subcontractors and furnished to it by or on behalf of the Fund, its Shareholders or investors regarding the purchase, redemption or transfer of Shares and Shareholder account information;

         (ii) are received by the Agent or its agents or subcontractors from Advisors, Sub-advisers or other third parties contracted by or approved by the Trust for use in the performance of services under this Agreement;

         (iii) have been prepared and/or maintained by the Trust or its affiliates or any other person or firm on behalf of the Trust.

      (c) The reliance on, or the carrying out, by the agent or its agents or subcontractors of Proper Instructions of the Trust.

      (d)The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

     (2) The Agent shall not be protected by this Article from liability for any act or omission resulting from the Agent's willful misfeasance, bad faith, negligence or reckless disregard of its duties, or negligence resulting from a breach of the standard of care set forth in this Article.

     (3) At any time the Agent may request Proper Instructions prior to taking any action, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Agent under this Agreement, and the Agent and its agents or subcontractors shall not be liable and shall be determined by the Trust for any action reasonably taken or omitted by it in reliance upon such Proper Instructions or upon the opinion of such counsel provided such action is not in violation of applicable federal or state laws or regulation.

     (4) In order that the indemnification provisions contained in the Article shall apply, upon the assertion of a claim for which the Trust may be required to indemnify the Agent, the Agent shall promptly notify the Trust of such assertion, and shall keep the Trust advised with respect to all developments concerning such claim. The Trust shall have the option to participate with the Agent in the defense of such claim. The Agent shall in no event confess any claim or make any compromise in any case except with the Trust's written consent.



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ARTICLE VII
MISCELLANEOUS

A.   Termination of Agreement

     This Agreement may be terminated by either party upon one hundred twenty
(120) days written notice to the other. If such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board, certified by the Secretary of the Trust, electing to terminate this Agreement and designating a successor agent. In the event such notice is given by the Agent, the Trust shall, on or before the termination date, deliver to the Agent a copy of a resolution of the Board, certified by the Secretary, designating a successor agent or agents to act on behalf of the Trust. Should the Trust exercise its rights to terminate, all out-of-pocket expenses associated with the movement of records and materials will be borne by the Trust or the appropriate Fund. Additionally, the Agent reserves the right to charge for any other reasonable expenses associated with such termination. This provision shall survive the termination of this Agreement.

B.   Amendment

     This Agreement may only be amended or modified by a written agreement executed by both parties.

C.   Interpretive and Additional Provisions

     In connection with the operation of this Agreement, the Agent and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Charter. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

D.   Governing Law

     This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Ohio.

E.   Notices

     Except as otherwise specifically provided herein, notices and other writings delivered or mailed postage prepaid to the Trust at Federated Investors Tower, Pittsburgh, Pennsylvania, 15222-3779, or to the Agent at 425 Walnut Street, Cincinnati, Ohio 45202, Attn: Corporate Trust, or to such other address as the Trust may hereafter specify, shall be deemed to be properly delivered or given hereunder to the respective address.



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F.   Counterparts

     This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

G.   Limitations of Liability of Trustees and Shareholders of the Trust

     The execution and delivery of this Agreement have been duly authorized by the Board and signed by an authorized officer of the Trust, acting as such, and neither such authorization by the Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Declaration of Trust.

H.   Limitations of Liability of Officers of the Agent

     The execution and delivery of this Agreement have been authorized by the Agent and signed by an authorized officer of the Agent, acting as such, and neither such authorization by the Agent nor the execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

I.   Assignment

     This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party.

J.   Merger of Agreement

     This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

K.   Successor Agent

     If a successor agent for the Trust shall be appointed by the Trust, the Agent shall upon termination of this Agreement deliver to such successor agent at the office of the Agent all properties of the Trust held by it hereunder. If no such successor agent shall be appointed, the Agent shall at its office upon receipt of Proper Instructions deliver such properties in accordance with such instructions.

L.   Force Majeure

     The Agent shall have no liability for cessation of services hereunder or any damages resulting therefrom to the Fund as a result of work stoppage, power or other mechanical failure, natural disaster, governmental action, communication disruption or other impossibility of performance.



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M.   Severability

     In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                    STAR FUNDS


                                    By:  /s/ William H. Zimmer, III
                                          Trustee


                                    STAR BANK, N.A.


                                    By:  Nancy V. Kelly
                                          Senior Vice President


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                                                                     STAR FUNDS


Star Bank, N.A. Fee For All Services Under Shareholder Recordkeeping Agreement

     0.0225% of the total aggregate fund assets

Out-of-Pocket Expenses

     Expenses incurred or advanced in carrying out duties described in Shareholder Recordkeeping Agreement including, but not limited to:

     Postage
     Forms
     Telephone Calls
     Fund/Serv Expenses
     Networking Charges
     Custom Programming
     Travel and Lodging
     Legal Fees






January 26, 1998


Agreed and accepted:


Star Funds                                Star Bank, N.A.


By:  /s/ William H. Zimmer, III           By:  /s/ Nancy V. Kelly
      Trustee                             Senior Vice President